Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

PRINCIPIA BIOPHARMA INC.

at

$100.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated August 28, 2020

by

KORTEX ACQUISITION CORP.

a wholly owned subsidiary

of

SANOFI

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

FOLLOWING 11:59 P.M., EASTERN TIME, ON SEPTEMBER 25, 2020,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share (the “Share Certificates”), of Principia Biopharma Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company, (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by manually signed facsimile transmission, mail or overnight courier to the Depositary and must include a Guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

If delivering by mail: Continental Stock Transfer & Trust Company Attn: Corporate Actions /Principia Offer One State Street – 30th Floor New York, NY 10004

If delivering by hand, express mail, courier

or any other expedited service:

Continental Stock Transfer & Trust Company

Attn: Corporate Actions

/Principia Offer

One State Street – 30th Floor

New York, NY 10004

If delivering by Facsimile:

(212) 616-7610

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL (AS DEFINED BELOW) IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE

INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and Share Certificates (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

Pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, the undersigned hereby tenders to Kortex Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sanofi, a French société anonyme, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of Principia Biopharma Inc., a Delaware corporation, specified below, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 28, 2020, and in the related Letter of Transmittal (the “Letter of Transmittal”) (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). Shares tendered by Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Introduction to the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the expiration date of the Offer. The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(Please type or print)

Address(es):

(Zip Code)

Name of Tendering Institution:

Area Code and Telephone No.(s):

☐ Check if delivery will be by book-entry transfer

Signature(s):

DTC Account No.:

Transaction Code No.:

Dated:                     , 20

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to Continental Stock Transfer & Trust Company (the “Depositary”), at one of its addresses set forth above, of Share Certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message, together with any other documents required by the Letter of Transmittal, all within two (2) NASDAQ Global Select Stock Market trading days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)

Title

Date:                     , 20

NOTE: DO NOT SEND CERTIFICATES FOR TENDERED SHARES WITH THIS NOTICE.

CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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